EXHIBIT 21






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                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Summit Bancorp, Inc. following the Reorganization:


          Name                                  State of Incorporation
          ----                                  ----------------------
          Summit Bank                                Massachusetts
               |
          Medway Securities Corp.                    Massachusetts
          Franklin Village Security Corp.            Massachusetts